UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

Nitro Petroleum Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-50932	96-0488493
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14285 Acme Rd. Shawnee, Oklahoma	74801
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  1-405-273-9119

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As disclosed on its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2014 (“the Closing Date 8-K”), Nitro Petroleum, Inc. (the “Company”) has been acquired by  Core Resource Management, Inc. (“Core”), through the reverse triangular merger (the “Acquisition”) of Core Resource Management Holding Co., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with and into Nitro, with Nitro surviving the merger and becoming a wholly owned subsidiary of the Company. The merger was effective pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 28, 2014, by and among the Company, Merger Subsidiary and Core Resource Management, Inc.

At the effective time of the Merger (the “Effective Time”), each share of Nitro common stock issued and outstanding immediately prior to the Effective Time (other than shares pursuant to which dissenters’ rights have been properly exercised) will be canceled and converted automatically into the right to receive, in accordance with the terms of the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

In connection with the Merger, Nitro Petroleum, Inc., consists of 20,000,000 shares. (the “Authorized Shares”). As close of the business on August 24, 2014, as of the date of the merger agreement 7,322,894 shares were issued and outstanding. 12,677,106 Shares were issued and held by the Company and its treasury and no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury, since July 1, 2014 and through the date hereof, no additional shares or shares of Company Preferred Stock have been issued other than the issuance of Shares upon the exercise or settlement of Company Equity Awards.

The foregoing description of the Merger and the Merger Agreement is complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Nitro’s Current Report on Form 8-K filed with the SEC on August 28, 2014, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, Mr. James Borem, the current Chief Executive Officer and Chairman of the Board of Nitro, has entered into a two year employment agreement with the Registrant to serve as Chief Operating Officer- Field Unit of the Registrant. Mr. Phillip Nuciola III, will remain Chairman of the Board for Core Resource Management, Inc. (“Core”).

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Nitro Petroleum, Inc. as of and for the years ended January 31, 2014 and 2013, the notes related thereto, together with Management’s Discussion and Analysis of Financial Condition are filed with the Annual Report Form 10-K with the Security and Exchange Commission, and are hereby incorporated by reference into this Current Report on Form 8-K/A.

The unaudited balance sheet as of October 31, 2014 and the unaudited statements of income and cash flows for the nine months ended October 31, 2014 and 2013 of Nitro and notes related thereto are filed with the Quarterly Report Form 10-Q with the Security and Exchange Commission, and are hereby incorporated by reference into this Current Report on Form 8-K/A.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2014 and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2014 and the year ended December 31, 2013 of Nitro and notes related thereto are filed as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement of the Merger Plan

99.1
The unaudited pro forma condensed combined balance sheet as of September 30, 2014 and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2014 and the year ended December 31, 2013 of Nitro Petroleum, Inc. and notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nitro Petroleum, Inc.

Date: February 24, 2015	By:		/s/ James Borem
		Name:	James Borem
		Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit Number

2.1	Agreement of the Merger Plan

99.1
The unaudited pro forma condensed combined balance sheet as of September 30, 2014 and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2014 and the year ended December 31, 2013 of Nitro Petroleum, Inc. and notes related thereto.